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                                                                     Exhibit 5.1



                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW



                                January 26, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  Quanta Services, Inc. Post-Effective on Form S-1


Ladies and Gentlemen:

     We have acted as counsel to Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), relating to the offer and sale of up to 575,000 shares of the Company's Common Stock, $.00001 par value (the "Common Stock"), (including up to 75,000 shares of Common Stock subject to the Underwriters' over-allotment option) by the Company.

     We have also acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-1 (File No. 333-69247) (as amended, the "Original Registration Statement") relating to the offer and sale of up to 4,025,000 shares of the Common Stock (including up to 525,000 shares of Common Stock subject to the Underwriters' over-allotment option).

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based on such examination and representations, we are of the opinion that the shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1.1 to the Original Registration Statement, including the shares to be sold pursuant to the Registration Statement, have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus included as part of the Original Registration Statement and incorporated by reference in the Registration Statement.

                                  Very truly yours,

                                  /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                  ---------------------------------------------
                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.